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                                                                   EXHIBIT 21(a)

                                 PRANDIUM, INC.

                                 2000 FORM 10-K

                              LIST OF SUBSIDIARIES

Subsidiaries as of December 31, 2000
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CCMR Advertising Agency, Inc.
CCMR of Catonsville, Inc.
CCMR of Cumberland, Inc.
CCMR of Frederick, Inc.
CCMR of Golden Ring, Inc.
CCMR of Greenbelt, Inc.
CCMR of Harford County, Inc.
CCMR of Inner Harbor, Inc.
CCMR of Maryland, Inc.
CCMR of Ritchie Highway, Inc.
CCMR of Timonium, Inc.
Chi-Chi's, Inc.
Chi-Chi's Franchise Operations Corporation
Chi-Chi's Management Corporation
Chi-Chi's of Greenbelt, Inc.
Chi-Chi's of Kansas, Inc.
Chi-Chi's of South Carolina, Inc.
Chi-Chi's of West Virginia, Inc.
CMM Dissolution, Inc.
FRI-Admin Corporation
FRI-MRD Corporation
The Hamlet Group, Inc.
H.H. of Maryland, Inc.
H.H.K. of Virginia, Inc.
Koo Koo Roo, Inc.
Koo Koo Roo Licensing Systems, Inc.
Lean Chick-Edison NJ, Inc.
Maintenance Support Group, Inc.
1170060 Ontario Limited